EXHIBIT 99

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com
http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME

OF $155.6 MILLION, EARNINGS PER COMMON SHARE OF $.64.

(Chicago, October 21, 2010) Northern Trust Corporation today reported third quarter net income per common share of $.64, compared with net income per common share of $.77 in the third quarter of 2009 and $.82 per common share in the second quarter of 2010. Net income was $155.6 million in the current quarter, compared with net income of $187.9 million in the prior year’s third quarter and $199.6 million in the second quarter of 2010. Return on average common equity was 9.2% in the current quarter, compared to 11.9% in the prior year’s third quarter and 12.2% in the second quarter.

Earnings per share in the third quarter of 2009 and the second quarter of 2010 each benefited from reductions of an indemnification liability related to Visa, Inc. (Visa). The associated pre-tax expense reductions totaled $17.8 million ($11.2 million after tax, or $.05 per common share) in the third quarter of 2009 and $12.7 million ($8.0 million after tax, or $0.04 per common share) in the second quarter of 2010.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Although the economic environment continues to be challenging, we are pleased that assets under custody increased by 10% to $3.9 trillion and assets under management increased 8% to $657.2 billion as compared to a year ago, reflecting continued business growth. Northern Trust has maintained its strong capital levels, and we remain confident in our competitive position and focused strategy.”

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THIRD QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share in the third quarter of 2010 was $.64 as compared to $.77 per common share in the prior year quarter. Net income for the current quarter was $155.6 million compared to $187.9 million in the third quarter of 2009. Operating earnings for the prior year quarter, which exclude the Visa related pre-tax benefit of $17.8 million, were $176.7 million, or $.72 per common share. Operating earnings is a non-GAAP financial measure. A reconciliation of operating earnings to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included on page 11.

Consolidated revenues totaled $899.0 million, down 3% from $927.6 million in the prior year’s third quarter. Noninterest income decreased 3% to $656.0 million and represented 73% of revenues. Trust, investment and other servicing fees totaled $518.7 million, down 1% from $523.1 million in the prior year quarter, primarily due to reduced securities lending revenue. Trust, investment and other servicing fees accounted for 58% of third quarter revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased 5% from the year-ago quarter to $293.2 million, primarily reflecting the decline in securities lending revenue, partially offset by higher fund administration fees. Custody and fund administration fees, the largest component of C&IS fees, increased 6% to $159.2 million, reflecting new business and improved markets. C&IS investment management fees for the third quarter of 2010 equaled $60.7 million, relatively unchanged from the prior year quarter’s $61.0 million. Custody and fund administration fees were increased and investment management fees were decreased by $4.3 million each as a result of a fee reclassification. Investment management fees benefited from the improved markets and new business, offset by waived fees in money market mutual funds due to the persistent low level of short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $2.5 million in the current quarter compared with $.8 million in the prior year quarter. Securities lending revenue totaled $56.4 million compared with $82.0 million in the third quarter of last year. The current quarter includes

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

the recovery of previously recorded unrealized asset valuation losses of approximately $39 million in a mark-to-market investment fund used in securities lending activities, as compared to recoveries of approximately $57 million in the prior year quarter. As of September 30, 2010, securities in the mark-to-market fund had been sold with the proceeds reinvested into a short duration fund, eliminating the mark-to-market impact on securities lending revenue in future periods. Excluding the current and prior year quarter impact of asset valuation recoveries, the decrease in securities lending revenue of approximately $8 million is attributable to lower spreads on the investment of cash collateral, while volumes improved from the prior year quarter’s levels.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $225.5 million in the current quarter, increasing 6% from $212.9 million in the prior year quarter. The increase in PFS fees was primarily the result of new business and improved markets, partially offset by waived fees in money market mutual funds which totaled $10.4 million in the current quarter, compared with $8.1 million in the prior year quarter, and are attributable to the continued low level of short-term interest rates.

Assets Under Custody ($ in Billions)	September 30 2010	June 30 2010	September 30 2009	% Change 3Q 10/2Q 10	% Change 3Q 10/3Q 09
Corporate & Institutional	$3,557.8	$3,224.3	$3,233.0	10%	10%
Personal	349.1	327.6	321.9	7	8

Total Assets Under Custody	$3,906.9	$3,551.9	$3,554.9	10%	10%

Assets Under Management ($ in Billions)	September 30 2010	June 30 2010	September 30 2009	% Change 3Q 10/2Q 10	% Change 3Q 10/3Q 09
Corporate & Institutional	$508.6	$461.5	$469.0	10%	8%
Personal	148.6	141.5	141.5	5	5

Total Assets Under Management	$657.2	$603.0	$610.5	9%	8%

C&IS assets under custody totaled $3.6 trillion, up 10% from a year ago, and included $2.1 trillion of global custody assets, 13% higher than a year ago. C&IS assets under management totaled $508.6 billion, up 8% from a year ago, and included $111.7 billion of securities lending collateral, a 1% increase from the prior year quarter.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income totaled $88.9 million, down 4% compared with $92.9 million in the prior year quarter.

Other operating income equaled $27.7 million, down $7.4 million, or 21%, compared with $35.1 million in the same period last year. The current quarter decrease primarily reflects a $6.3 million loss resulting from the discontinuance of certain cash flow hedges.

Net investment security losses totaled $13.5 million in the current quarter as compared to $4.0 million in the prior year quarter. The current and prior year quarters included pre-tax charges of $14.0 million and $5.3 million, respectively, for the credit-related other-than-temporary impairment of residential mortgage backed securities.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $243.0 million, down 2% from $248.2 million in the prior year quarter. The decrease reflects the continued impact of the current low interest rate environment. The net interest margin was 1.44% for the current quarter, down from 1.54% in the prior year quarter. Average earning assets of $67.0 billion were 4% higher than a year ago reflecting higher average securities balances and money market assets, partially offset by decreased average loans and leases.

The provision for credit losses was $30.0 million in the current quarter and net charge-offs totaled $30.3 million. This compares to a provision of $60.0 million and net charge-offs of $46.1 million recorded in the prior year quarter. The provision and charge-off levels, though reduced from the prior year quarter’s levels, continue to reflect the prolonged weakness in the broader economic environment.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

The table below provides information regarding nonperforming assets, the reserve for credit losses, and associated ratios.

($ In Millions)	September 30, 2010		June 30, 2010		September 30, 2009
Nonperforming Assets
Nonperforming Loans	$327.3		$345.5		$292.3
Other Real Estate Owned	50.3		44.3		9.2

Total Nonperforming Assets	377.6		389.8		301.5

Reserve for Credit Losses
Reserve for Credit Losses Assigned to:
Loans and Leases	324.7		326.7		307.8
Unfunded Loan Commitments and Standby Letters of Credit	36.7		34.9		25.2

Total Reserve for Credit Losses	$361.4		$361.6		$333.0

Ratios
Reserve for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.17%		1.15%		1.09%
Nonperforming Loans to Total Loans and Leases	1.17%		1.21%		1.04%
Assigned Reserves to Nonperforming Loans Coverage	1.0	x	1.0	x	1.1	x

Noninterest expenses totaled $622.1 million for the current quarter, up $22.9 million, or 4%, from $599.2 million in the prior year quarter. Excluding the prior year quarter’s $17.8 million pre-tax benefit from the reduction of the Visa indemnification liability, noninterest expenses in the current quarter increased by $5.1 million, or 1%.

Compensation and employee benefit expenses, the largest component of noninterest expenses, decreased $9.9 million, or 3%, to $333.3 million as compared to $343.2 million in the prior year quarter. The decrease was primarily attributable to lower share-based compensation. Staff on a full-time equivalent basis at September 30, 2010 totaled approximately 12,700, up 2% from a year ago.

Expenses associated with outside services totaled $110.7 million, up $2.0 million, or 2%, from $108.7 million last year due to higher expenses associated with investment manager sub-advisory fees and technical services.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Equipment and software expense totaled $72.6 million, up 11% from $65.6 million in the prior year quarter due to higher levels of depreciation expense from additional investments in capital assets. Occupancy expense equaled $42.6 million, down 6% from $45.3 million in the prior year quarter.

Other operating expenses totaled $62.9 million, an increase of 16% as compared to $54.2 million in the prior year quarter, primarily reflecting increased charges associated with account servicing activities, partially offset by a reduction of an accrual related to a tax on bonus payments to certain employees in the United Kingdom.

Income tax expense of $81.8 million was recorded in the current quarter resulting in an effective tax rate of 34.5%. The prior year quarter provision for income taxes was $70.6 million, representing an effective tax rate of 27.3%. The prior year quarter included $17.4 million of income tax benefits relating to the resolution of certain state and structured leasing tax positions taken in prior periods. The effective tax rate for the prior year quarter excluding the $17.4 million of income tax benefits was 34.0%.

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER

Net income per common share in the third quarter of 2010 was $.64 as compared to $.82 per common share in the second quarter of 2010. Net income for the current quarter was $155.6 million compared to $199.6 million in the prior quarter. Operating earnings for the second quarter, which exclude the Visa related pre-tax benefit of $12.7 million, were $191.6 million, or $.78 per common share.

Consolidated revenues totaled $899.0 million, a decrease of $74.8 million, or 8%, from the second quarter of 2010. Trust, investment and other servicing fees totaled $518.7 million, lower by $24.8 million, or 5%, from the second quarter.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

C&IS trust, investment and other servicing fees totaled $293.2 million, a decrease of $22.8 million, or 7%, from the prior quarter, primarily reflecting declines in securities lending revenue and investment management fees. Custody and fund administration fees decreased $2.7 million to $159.2 million from the second quarter’s $161.9 million. C&IS investment management fees in the current quarter decreased 13% to $60.7 million from $69.4 million in the prior quarter, reflecting lower market valuations. Custody and fund administration fees were increased and investment management fees were decreased by $4.3 million each as a result of a fee reclassification. Securities lending revenue totaled $56.4 million in the current quarter compared with $66.3 million in the second quarter of 2010. Securities lending revenue includes the recovery of previously recorded unrealized asset valuation losses of approximately $39 million relating to a mark-to-market investment fund used in our securities lending activities compared to recoveries of approximately $37 million in the second quarter of 2010. Excluding the current and prior quarter valuation recoveries, the decrease in securities lending fees of approximately $12 million is attributable to lower spreads on the investment of cash collateral and lower average volumes from the prior quarter’s levels, which benefited from the international dividend season.

PFS trust, investment and other servicing fees decreased $2.0 million, or 1%, to $225.5 million. The decrease in PFS fees primarily reflects lower market valuations through most of the quarter, partially offset by new business and reduced waived fees. Waived fees in money market mutual funds were $10.4 million in the third quarter as compared with $12.9 million in the prior quarter and are attributable to the continued low level of short-term interest rates.

Foreign exchange trading income decreased $26.5 million, or 23%, to $88.9 million, reflecting reduced levels of market volatility as compared to the second quarter.

Net interest income on a taxable equivalent basis in the current quarter increased $.6 million to $243.0 million as compared with $242.4 million in the second quarter, reflecting the benefit of higher earning assets, partially offset by a lower net interest margin. The current quarter net interest margin was 1.44%, down from 1.47% in the second quarter, and continues to be impacted by the persistently low interest rate environment.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

Other operating income of $27.7 million for the current quarter was down $9.7 million, or 26%, from $37.4 million in the prior quarter. The current quarter decrease primarily reflects the $6.3 million loss resulting from the discontinuance of certain cash flow hedges.

The provision for credit losses totaled $30.0 million in the current quarter and net charge-offs totaled $30.3 million. This compares to a provision of $50.0 million and net charge-offs of $38.3 million in the second quarter of 2010.

Noninterest expenses totaled $622.1 million in the third quarter, an increase of $7.7 million, or 1%, from the second quarter’s $614.4 million. Excluding the prior quarter $12.7 million Visa related indemnification benefit, noninterest expenses decreased $5.0 million, or 1%.

Compensation and employee benefit expenses totaled $333.3 million, down 1% from $337.0 million in the prior quarter, primarily reflecting a reduction in performance-based compensation expense.

Outside services totaled $110.7 million, a decrease of 3% compared to $114.6 million in the second quarter of 2010, reflecting lower costs associated with sub-custodian and technical services.

Equipment and software expenses totaled $72.6 million, up 4%, or $2.8 million, from $69.8 million in the prior quarter due to higher levels of depreciation expense. Net occupancy expense equaled $42.6 million, up 2% from $41.9 million in the prior quarter. Other operating expenses totaled $62.9 million, a decrease of 1% from $63.8 million in the second quarter. The decrease reflects the reduction of an accrual related to tax on bonus payments in the United Kingdom and lower Federal Deposit Insurance Corporation premiums, partially offset by higher charges associated with account servicing activities.

Total income tax expense was $81.8 million for the current quarter, representing an effective rate of 34.5%. Income tax expense was $100.2 million in the prior quarter, representing an effective tax rate of 33.4%.

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BALANCE SHEET

Total assets averaged $74.7 billion for the current quarter, up 5% from last year’s third quarter average of $71.2 billion. Earning assets averaged $67.0 billion, up 4% from the prior year quarter. Average investment securities increased 16% to $20.3 billion in the current quarter as compared to $17.6 billion in the prior year quarter. Average money market assets equaled $19.2 billion, up 5% from the prior year period’s average of $18.3 billion. Loans and leases averaged $27.4 billion, a 3% decrease from $28.2 billion in the prior year quarter.

Commercial loans averaged $6.0 billion, down 18% from $7.3 billion last year. Residential mortgages averaged $10.9 billion in the quarter, up 1% from the prior year’s third quarter, and represented 40% of the total average loan and lease portfolio, while personal loans averaged $5.1 billion, up 9% from last year’s third quarter.

Total stockholders’ equity averaged $6.7 billion, up 7% from the prior year’s third quarter average of $6.2 billion. The current quarter increase primarily reflects the retention of earnings. The prior year quarter average included the repurchase of the warrant issued to the U.S. Department of the Treasury under its Capital Purchase Program at a cost of $87 million.

Northern Trust’s risk-based capital ratios remained strong at September 30, 2010, with the Corporation’s tier 1 capital ratio of 13.2%, total risk-based capital ratio of 15.3%, and leverage ratio of 9.3% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at September 30, 2010 that were above the levels required for classification as a “well capitalized” institution.

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BALANCE SHEET (continued)

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 12.7% at September 30, 2010 and 2009, and 13.2% at June 30, 2010. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

(In Millions)	September 30, 2010	June 30, 2010	September 30, 2009
Tier 1 Capital	$6,902.6	$6,806.2	$6,379.8
Less: Preferred Stock	—	—	—
Floating Rate Capital Securities	268.5	268.5	268.4

Tier 1 Common Equity	$6,634.1	$6,537.7	$6,111.4

Ratios
Tier 1 Capital	13.2%	13.7%	13.3%
Tier 1 Common Equity Ratio	12.7%	13.2%	12.7%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

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RECONCILIATIONS OF OPERATING EARNINGS TO REPORTED EARNINGS

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes the Visa related indemnification benefit in the second quarter of 2010 and the third quarter of 2009, to reported earnings prepared in accordance with GAAP. Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with GAAP in order to provide a clearer indication of the results and trends in Northern Trust’s core businesses.

	Third Quarter 2010		Second Quarter 2010		Third Quarter 2009
($ In Millions Except Per Common Share Data)	Amount	Per Common Share	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$155.6	$.64	$199.6	$.82	$187.9	$.77
Visa Indemnification Benefit (net of tax effect of $4.7 in the second quarter of 2010 and $6.6 in the third quarter of 2009)	—	—	(8.0)	(.04)	(11.2)	(.05)

Operating Earnings	$155.6	$.64	$191.6	$.78	$176.7	$.72

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2009 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 21, 2010. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on October 21, 2010 through 5:00 p.m. CT on October 28, 2010. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	THIRD QUARTER
	2010	2009	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$518.7	$523.1	(1)%
Foreign Exchange Trading Income	88.9	92.9	(4)
Treasury Management Fees	19.3	19.4	(1)
Security Commissions & Trading Income	14.9	12.9	16
Other Operating Income	27.7	35.1	(21)
Investment Security Gains (Losses), net	(13.5)	(4.0)	N/M

Total Noninterest Income	656.0	679.4	(3)

Interest Income (Taxable Equivalent)	339.7	343.1	(1)
Interest Expense	96.7	94.9	2

Net Interest Income (Taxable Equivalent)	243.0	248.2	(2)

Total Revenue (Taxable Equivalent)	899.0	927.6	(3)
Noninterest Expenses
Compensation	273.3	283.6	(4)
Employee Benefits	60.0	59.6	1
Outside Services	110.7	108.7	2
Equipment and Software Expense	72.6	65.6	11
Occupancy Expense	42.6	45.3	(6)
Visa Indemnification Charges	—	(17.8)	N/M
Other Operating Expenses	62.9	54.2	16

Total Noninterest Expenses	622.1	599.2	4
Provision for Credit Losses	30.0	60.0	(50)
Taxable Equivalent Adjustment	9.5	9.9	(4)

Income before Income Taxes	237.4	258.5	(8)
Provision for Income Taxes	81.8	70.6	16

NET INCOME	$155.6	$187.9	(17)%

Net Income Applicable to Common Stock	$155.6	$187.9	(17)%

Per Common Share
Net Income
Basic	$0.64	$0.77	(17)%
Diluted	0.64	0.77	(17)
Average Common Equity	$6,684.8	$6,262.2	7%
Return on Average Common Equity	9.23%	11.91%
Return on Average Assets	0.83%	1.05%
Common Dividend Declared per Share	$0.28	$0.28	—%
Average Common Shares Outstanding (000s)
Basic	242,124	241,416
Diluted	242,158	242,631
Common Shares Outstanding (EOP)	242,194	241,505

(N/M)	Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	THIRD QUARTER 2010	SECOND QUARTER 2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$518.7	$543.5	(5)%
Foreign Exchange Trading Income	88.9	115.4	(23)
Treasury Management Fees	19.3	19.9	(3)
Security Commissions & Trading Income	14.9	15.3	(3)
Other Operating Income	27.7	37.4	(26)
Investment Security Gains (Losses), net	(13.5)	(0.1)	N/M

Total Noninterest Income	656.0	731.4	(10)

Interest Income (Taxable Equivalent)	339.7	327.5	4
Interest Expense	96.7	85.1	14

Net Interest Income (Taxable Equivalent)	243.0	242.4	N/M

Total Revenue (Taxable Equivalent)	899.0	973.8	(8)

Noninterest Expenses
Compensation	273.3	278.2	(2)
Employee Benefits	60.0	58.8	2
Outside Services	110.7	114.6	(3)
Equipment and Software Expense	72.6	69.8	4
Occupancy Expense	42.6	41.9	2
Visa Indemnification Charges	—	(12.7)	N/M
Other Operating Expenses	62.9	63.8	(1)

Total Noninterest Expenses	622.1	614.4	1

Provision for Credit Losses	30.0	50.0	(40)
Taxable Equivalent Adjustment	9.5	9.6	N/M

Income before Income Taxes	237.4	299.8	(21)
Provision for Income Taxes	81.8	100.2	(18)

NET INCOME	$155.6	$199.6	(22)%

Net Income Applicable to Common Stock	$155.6	$199.6	(22)%

Per Common Share
Net Income
Basic	$0.64	$0.82	(22)%
Diluted	0.64	0.82	(22)
Average Common Equity	$6,684.8	$6,546.6	2%
Return on Average Common Equity	9.23%	12.23%
Return on Average Assets	0.83%	1.08%

Common Dividend Declared per Share	$0.28	$0.28	—%

Average Common Shares Outstanding (000s)
Basic	242,124	242,046
Diluted	242,158	242,597
Common Shares Outstanding (EOP)	242,194	242,091

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	NINE MONTHS
	2010	2009	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,577.3	$1,535.2	3%
Foreign Exchange Trading Income	284.0	358.3	(21)
Treasury Management Fees	59.3	61.6	(4)
Security Commissions & Trading Income	43.5	46.5	(6)
Other Operating Income	104.1	100.4	4
Investment Security Gains (Losses), net	(13.3)	(21.1)	37

Total Noninterest Income	2,054.9	2,080.9	(1)

Interest Income (Taxable Equivalent)	991.2	1,112.1	(11)
Interest Expense	265.7	316.1	(16)

Net Interest Income (Taxable Equivalent)	725.5	796.0	(9)

Total Revenue (Taxable Equivalent)	2,780.4	2,876.9	(3)

Noninterest Expenses
Compensation	826.2	830.0	N/M
Employee Benefits	181.9	187.1	(3)
Outside Services	330.9	306.5	8
Equipment and Software Expense	209.0	188.5	11
Occupancy Expense	127.2	127.5	N/M
Visa Indemnification Charges	(12.7)	(17.8)	(29)
Other Operating Expenses	193.7	73.6	163

Total Noninterest Expenses	1,856.2	1,695.4	9

Provision for Credit Losses	120.0	175.0	(31)
Taxable Equivalent Adjustment	28.8	30.4	(5)

Income before Income Taxes	775.4	976.1	(21)
Provision for Income Taxes	263.0	312.2	(16)

NET INCOME	$512.4	$663.9	(23)%

Net Income Applicable to Common Stock	$512.4	$552.8	(7)%

Per Common Share
Net Income
Basic	$2.10	$2.35	(11)%
Diluted	2.10	2.34	(10)

Average Common Equity	$6,562.8	$5,768.0	14%
Return on Average Common Equity	10.44%	12.81%
Return on Average Assets	0.92%	1.20%

Common Dividends Declared per Share	$0.84	$0.84	—
Preferred Dividends and Related Adjustments	—	$111.1	N/M %

Average Common Shares Outstanding (000s)
Basic	241,966	233,476
Diluted	242,422	234,526
Common Shares Outstanding (EOP)	242,194	241,505

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	SEPTEMBER 30
	2010	2009	% Change (*)
Assets
Money Market Assets	$22,869.3	$24,134.3	(5)%
Securities
U.S. Government	148.8	73.7	102
Government Sponsored Agency and Other	19,851.2	16,569.3	20
Municipal	716.7	803.9	(11)
Trading Account	10.9	10.0	9

Total Securities	20,727.6	17,456.9	19
Loans and Leases	27,866.3	28,122.9	(1)

Total Earning Assets	71,463.2	69,714.1	3
Reserve for Credit Losses Assigned to Loans & Leases	(324.7)	(307.8)	5
Cash and Due from Banks	3,489.5	2,885.9	21
Client Security Settlement Receivables	704.2	787.1	(11)
Buildings and Equipment	532.4	542.7	(2)
Other Nonearning Assets	4,858.8	4,279.5	14

Total Assets	$80,723.4	$77,901.5	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$16,370.4	$16,912.7	(3)%
Non-U.S. Offices—Interest-Bearing	31,916.5	28,272.1	13

Total Interest-Bearing Deposits	48,286.9	45,184.8	7
Short-Term Borrowings	7,684.6	8,335.0	(8)
Senior Notes and Long-Term Debt	4,447.3	4,741.3	(6)

Total Interest-Related Funds	60,418.8	58,261.1	4
Demand & Other Noninterest-Bearing Deposits	10,158.9	10,139.3	N/M
Other Liabilities	3,377.0	3,277.8	3

Total Liabilities	73,954.7	71,678.2	3
Total Equity	6,768.7	6,223.3	9

Total Liabilities and Stockholders’ Equity	$80,723.4	$77,901.5	4%

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	SEPTEMBER 30 2010	JUNE 30 2010	% Change (*)
Assets
Money Market Assets	$22,869.3	$23,326.4	(2)%
Securities
U.S. Government	148.8	154.6	(4)
Government Sponsored Agency and Other	19,851.2	18,925.1	5
Municipal	716.7	728.8	(2)
Trading Account	10.9	11.6	(6)

Total Securities	20,727.6	19,820.1	5
Loans and Leases	27,866.3	28,404.8	(2)

Total Earning Assets	71,463.2	71,551.3	N/M
Reserve for Credit Losses Assigned to Loans & Leases	(324.7)	(326.7)	(1)
Cash and Due from Banks	3,489.5	3,524.2	(1)
Client Security Settlement Receivables	704.2	861.7	(18)
Buildings and Equipment	532.4	529.5	1
Other Nonearning Assets	4,858.8	3,908.9	24

Total Assets	$80,723.4	$80,048.9	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$16,370.4	$16,348.2	N/M %
Non-U.S. Offices—Interest-Bearing	31,916.5	31,827.5	N/M

Total Interest-Bearing Deposits	48,286.9	48,175.7	N/M
Short-Term Borrowings	7,684.6	7,077.1	9
Senior Notes and Long-Term Debt	4,447.3	5,005.3	(11)

Total Interest-Related Funds	60,418.8	60,258.1	N/M
Demand & Other Noninterest-Bearing Deposits	10,158.9	9,776.4	4
Other Liabilities	3,377.0	3,394.8	(1)

Total Liabilities	73,954.7	73,429.3	1
Total Equity	6,768.7	6,619.6	2

Total Liabilities and Stockholders’ Equity	$80,723.4	$80,048.9	1%

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)	THIRD QUARTER
	2010	2009	% Change (*)
Assets
Money Market Assets	$19,231.8	$18,273.5	5%
Securities
U.S. Government	154.0	54.0	185
Government Sponsored Agency and Other	19,462.4	16,753.2	16
Municipal	718.6	800.5	(10)
Trading Account	11.7	7.1	65

Total Securities	20,346.7	17,614.8	16
Loans and Leases	27,376.2	28,209.9	(3)

Total Earning Assets	66,954.7	64,098.2	4
Reserve for Credit Losses Assigned to Loans & Leases	(320.6)	(294.7)	9
Nonearning Assets	8,072.6	7,403.8	9

Total Assets	$74,706.7	$71,207.3	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$16,577.9	$15,763.8	5%
Non-U.S. Offices—Interest-Bearing	30,116.5	25,495.2	18

Total Interest-Bearing Deposits	46,694.4	41,259.0	13
Short-Term Borrowings	5,222.3	6,415.6	(19)
Senior Notes and Long-Term Debt	4,473.1	4,822.8	(7)

Total Interest-Related Funds	56,389.8	52,497.4	7
Demand & Other Noninterest-Bearing Deposits	8,137.3	9,730.8	(16)
Other Liabilities	3,494.8	2,716.9	29

Total Liabilities	68,021.9	64,945.1	5
Total Equity	6,684.8	6,262.2	7

Total Liabilities and Stockholders’ Equity	$74,706.7	$71,207.3	5%

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2010 Quarters			2009 Quarters
	Third	Second	First	Fourth	Third
Net Income Summary
Trust, Investment and Other Servicing Fees	$518.7	$543.5	$515.1	$548.6	$523.1
Other Noninterest Income	137.3	187.9	152.4	157.6	156.3
Net Interest Income (Taxable Equivalent)	243.0	242.4	240.1	244.0	248.2

Total Revenue (Taxable Equivalent)	899.0	973.8	907.6	950.2	927.6
Provision for Credit Losses	30.0	50.0	40.0	40.0	60.0
Noninterest Expenses	622.1	614.4	619.7	621.3	599.2

Pretax Income (Taxable Equivalent)	246.9	309.4	247.9	288.9	268.4
Taxable Equivalent Adjustment	9.5	9.6	9.7	9.8	9.9
Provision for Income Taxes	81.8	100.2	81.0	78.8	70.6

Net Income	$155.6	$199.6	$157.2	$200.3	$187.9

Net Income Applicable to Common Stock	$155.6	$199.6	$157.2	$200.3	$187.9

Per Common Share
Net Income—Basic	$0.64	$0.82	$0.65	$0.82	$0.77
—Diluted	0.64	0.82	0.64	0.82	0.77
Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	27.95	27.34	26.66	26.12	25.77
Market Value (EOP)	48.24	46.70	55.26	52.40	58.16
Ratios
Return on Average Common Equity	9.23%	12.23%	9.88%	12.51%	11.91%
Return on Average Assets	0.83	1.08	0.85	1.06	1.05
Net Interest Margin	1.44	1.47	1.44	1.43	1.54

Risk-based Capital Ratios
Tier 1	13.2%	13.7%	13.4%	13.4%	13.3%
Total (Tier 1 + Tier 2)	15.3	15.9	15.5	15.8	15.7
Leverage	9.3	9.2	8.9	8.8	9.0
Tier 1 Common Equity (non-GAAP)	12.7	13.2	12.8	12.8	12.7
Assets Under Custody ($ in Billions)—EOP
Corporate	$3,557.8	$3,224.3	$3,373.5	$3,325.9	$3,233.0
Personal	349.1	327.6	340.7	331.1	321.9

Total Assets Under Custody	$3,906.9	$3,551.9	$3,714.2	$3,657.0	$3,554.9

Managed Assets	$657.2	$603.0	$647.3	$627.2	$610.5

Asset Quality ($ in Millions)—EOP
Nonperforming Loans	$327.3	$345.5	$319.5	$278.5	$292.3
Other Real Estate Owned (OREO)	50.3	44.3	45.7	29.6	9.2

Total Nonperforming Assets	$377.6	$389.8	$365.2	$308.1	$301.5

Nonperforming Assets / Loans & OREO	1.35%	1.37%	1.30%	1.11%	1.07%
Gross Charge-offs	$31.8	$40.3	$32.7	$35.0	$46.9
Less: Gross Recoveries	1.5	2.0	2.1	2.7	0.8

Net Charge-offs (Recoveries)	$30.3	$38.3	$30.6	$32.3	$46.1

Net Charge-offs (Annualized) to Average Loans & Leases	0.44%	0.56%	0.45%	0.46%	0.65%
Reserve for Credit Losses Assigned to Loans & Leases	$324.7	$326.7	$320.5	$309.2	$307.8
Reserve to Nonperforming Loans	99%	95%	100%	111%	105%
Reserve for Other Credit-Related Exposures	$36.7	$34.9	$29.5	$31.4	$25.2